NEWS RELEASE
Contact: Troy D. Cook Executive Vice President & Chief Financial Officer 913-327-3109

NPC International, Inc. Reports Fourth Fiscal Quarter and

Annual 2008 Results

OVERLAND PARK, KANSAS, (MARCH 27, 2009) - NPC International, Inc. (the “Company”), today reported results for its fourth fiscal quarter and fiscal year ended December 30, 2008.

FOURTH QUARTER HIGHLIGHTS:

•	Comparable store sales from continuing operations declined -3.4% rolling over an increase of +4.1% last year.
•	Non-GAAP Adjusted EBITDA (reconciliation attached) of $26.1MM exceeded the prior year by $3.8MM or 17.3%.
•	Income from continuing operations of $3.2MM was recorded for an increase of $1.3MM or 64.7% from the same period last year.
•	A net loss of $(25.4)MM was recorded compared to net income of $2.1MM last year due to a loss from discontinued operations associated with the sale of 112 Pizza Hut units.
•	The Company acquired 288 Pizza Hut units for $91.3MM and sold 70 units for $18.8MM during the quarter. These acquisitions were funded with debt, proceeds from the sale of units and $18.5MM of cash.
•	Debt was $453.8MM at the end of the quarter and our Leverage Ratio was 3.92x Consolidated EBITDA, as defined in our Credit Agreement.
•	Subsequent to fiscal year end the Company acquired an additional 105 units for $32.7MM and sold 42 units for $19.0MM in three transactions with Pizza Hut, Inc. (PHI).
•	The fourth quarter of 2008 was comprised of 14 weeks of operations while 2007 contained 13 weeks.

YEAR-TO-DATE HIGHLIGHTS:

•	Comparable store sales from continuing operations increased +2.0% rolling over growth of +3.5% last year.
•	Non-GAAP Adjusted EBITDA (reconciliation attached) of $94.1MM exceeded the prior year by $2.3MM or 2.5%.
•	Income from continuing operations of $7.5MM was recorded for an increase of $3.6MM or 93.7% from the same period last year.
•	A net loss of $(18.1)MM was recorded compared to net income of $7.8MM recorded last year due to a loss from discontinued operations associated with the sale of 112 Pizza Hut units.
•	Fiscal 2008 was comprised of 53 weeks of operations and fiscal 2007 contained 52 weeks.

Non-GAAP Adjusted EBITDA is sometimes referred to in this release as EBITDA.

The Company’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in the Company’s Form 10-K for the year ended December 30, 2008 filed with the SEC which can be accessed at www.sec.gov.

NPC’s President and CEO Jim Schwartz said, “We are proud to report comparable store sales growth of 2.0% for fiscal 2008. This growth was the highest reported by any of our national competitors for calendar 2008 and we are particularly proud of this accomplishment given the extremely difficult consumer environment. Unfortunately, we must acknowledge that we are disappointed to report a comparable store sales decline of 3.4% for our fourth fiscal quarter, breaking our string of nine consecutive positive quarters and marking only our third negative quarter of the last forty-two. As has been well documented, the consumer environment became especially challenging in mid-September and has remained so for our segment through our first fiscal quarter of 2009.

Commodity pressure lessened on a year-over-year basis during the fourth quarter as we began to lap more significant commodity increases from the same period last year. Despite the inefficiencies associated with our significant acquisition activity during the fourth quarter and soft top line sales we were able to post a 17.3% increase in EBITDA largely due to excellent labor and cost controls by our restaurant teams and the benefit of an extra week of operation in the current year quarter.

On an annual basis we are pleased to report a 2.5% increase in EBITDA due largely to strong comparable store sales growth, an increased store base and excellent labor and cost controls by our restaurant teams which more than offset unprecedented commodity pressure relative to the prior year, and another federal minimum wage increase in July 2008.

We have been exceptionally busy since the end of our third quarter acquiring 393 Pizza Hut units and selling 112. I am simply amazed at the NPC team’s ability to execute these transactions and seamlessly assimilate these stores and the associated restaurant teams into our operations without consequence. We are excited about the prospects for these newly acquired markets and look forward to their contributions to NPC’s legacy of operational excellence and customer service. It is important to note that, these transactions have had a significant favorable effect upon our credit statistics.

Looking forward to 2009, we expect to continue to experience a very challenging sales environment due to the recessionary fears that have so adversely affected consumer spending. We cannot be certain what the next three quarters will hold for us but our comparable store sales results during the first quarter of 2009 have been within a comparable range of our fourth quarter 2008 result. Offsetting this top line softness has been the easing of commodity prices from their record levels of last year. We currently expect to continue to benefit from lower commodity prices for the balance of fiscal 2009 which should help compensate for the potential of continued soft consumer demand. We remain very optimistic that we will continue to weather this reduction in consumer spending and continue to strengthen our business in the markets in which we compete while improving the leverage and credit profile of our business through strong free cash flow generation and the continued successful assimilation of our recent acquisitions throughout fiscal 2009.”

Fourth quarter income from continuing operations was $3.2 million compared to $1.9 million for the same period last year. This increase was due to increased net product sales and fees and other income, an additional week of operation versus the prior year and lower interest expense. These favorable variances were partially offset by increased general and administrative expenses associated with increased field supervisory personnel and related costs in support of the acquired unit operations, as well as acquisition assimilation and training costs incurred and increased income tax expense. We recorded a net loss for the fourth fiscal quarter of $(25.4) million compared to net income of $2.1 million for the fourth fiscal quarter of 2007. We incurred a net loss for the quarter due to a $(28.6) million loss from discontinued operations, net of taxes, associated with the sale of 70 and 42 units to PHI on December 8, 2008 and January 19, 2009, respectively.

Full year income from continuing operations of $7.5 million was $3.6 million, or 93.7% higher than the prior year due to increased net product sales and fees and other income, an additional week of operation versus the prior year and lower interest expense. These favorable variances were partially offset by increases in general and administrative expenses associated with increased field supervisory personnel and related costs in support of the acquired unit operations, and increased income taxes, as well as significantly higher commodity costs. On an annual basis we recorded a net loss of $(18.1) million compared to net income of $7.8 million last year. The net loss was attributable to a loss from discontinued operations of $(25.6) million realized from the units sold to PHI.

Net product sales from continuing operations for the fourth quarter were $189.9 million, for an increase of $37.0 million or 24.2% compared to the same period last year due to an increase of 12.6% in equivalent units resulting mostly from the acquisition of 99 stores from a franchisee on September 30, 2008 and 189 stores from PHI on December 8, 2008 as well as an additional week of operation. These increases were partially offset by a 3.4% decline in comparable stores sales compared to an increase of 4.1% during the same period of the prior year.

Net product sales from continuing operations for fiscal 2008 were $666.8 million, for an increase of $72.2 million or 12.1% compared to last year, due to a 7.2% increase in equivalent units resulting from acquisitions completed during fiscal 2008 and 2007, an additional week of operation in the current year and a 2.0% increase in comparable store sales compared to an increase of 3.5% last year.

Non-GAAP Adjusted EBITDA (reconciliation attached) for the fourth fiscal quarter was $26.1 million which was $3.8 million or 17.3% greater than last year. This increase is attributable to an additional week of operation in 2008 and increases in net product sales and fees and other income which were partially offset by increases in general and administrative expenses and inefficiencies and assimilation and training costs associated with the significant acquisition activity during the quarter.

Fiscal 2008 annual Non-GAAP Adjusted EBITDA was $94.1 million which was $2.3 million or 2.5% in excess of last year. This increase is attributable to an additional week of operation in the current fiscal year and increases in net product sales and fees and other income. Significant commodity pressure and increases in general and administrative expenses partially offset these favorable variances.

CONFERENCE CALL INFORMATION:

The Company’s Fourth Quarter and Annual Earnings conference call will be held March 30, 2009 at 10:30 a.m. CDT. You can access this call by dialing 800-561-2693. The international number is 617-614-3523. The access code for the call is 26181248.

Go to www.npcinternational.com and click on the Thomson Financial logo in the investor information section or go to www.earnings.com.

For those unable to participate live, a replay of the call will be available until April 6, 2009 by dialing 888-286-8010 (toll free in the U.S.) or by dialing international at 617-801-6888. The access code for the replay is 15988906.

A replay of the call is also available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,158 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Company’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Company’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding NPC's or management's intentions, expectations, or predictions of future performance. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; continued deterioration in general economic conditions; the ability of NPC to successfully integrate the recently acquired Pizza Hut units with its existing operations; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including NPC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC International, Inc.

Consolidated Statements of Income

(Dollars in thousands)

(Unaudited)

	14 Weeks	% Net	13 Weeks	% Net
	ended	Product	ended	Product
	December 30, 2008	Sales	December 25, 2007	Sales
Net product sales	$189,876	100.0%	$152,873	100.0%
Fees and other income	7,334	3.9%	4,362	2.9%
Total net sales	197,210	103.9%	157,235	102.9%

Cost of sales (exclusive of depreciation and amortization)	53,191	28.0%	42,898	28.1%
Direct labor	54,406	28.7%	42,839	28.0%
Other restaurant operating expenses	62,636	33.0%	49,184	32.2%
General and administrative expenses	11,494	6.1%	9,603	6.3%
Corporate depreciation and amortization of intangibles	2,372	1.2%	2,354	1.5%
Net facility impairment charges	322	0.2%	231	0.2%
Net gain (loss) on disposition of assets	25	0.0%	(173)	-0.1%
Total costs and expenses	184,446	97.1%	146,936	96.1%
Operating income	12,764	6.7%	10,299	6.7%
Other (expense) income:
Interest expense	(8,908)	-4.7%	(9,466)	-6.2%
Miscellaneous	12	0.0%	2	0.0%
Total other expense	(8,896)	-4.7%	(9,464)	-6.2%
Income before income taxes	3,868	2.0%	835	0.5%
Income tax expense (benefit)	671	0.4%	(1,106)	-0.7%
Income from continuing operations	3,197	1.7%	1,941	1.3%
(Loss) Income from discontinued operations, net of taxes	(28,564)	-15.0%	205	0.1%
Net (loss) income	$(25,367)	-13.4%	$2,146	1.4%

Capital Expenditures - includes discontinued operations	$14,301		$11,178
Cash Rent Expense - includes discontinued operations	$11,422		$9,247

	53 Weeks	% Net	52 Weeks	% Net
	ended	Product	ended	Product
	December 30, 2008	Sales	December 25, 2007	Sales
Net product sales	$666,829	100.0%	$594,634	100.0%
Fees and other income	22,860	3.4%	16,620	2.8%
Total net sales	689,689	103.4%	611,254	102.8%

Cost of sales (exclusive of depreciation and amortization)	188,703	28.3%	160,862	27.1%
Direct labor	189,002	28.3%	168,445	28.3%
Other restaurant operating expenses	216,465	32.5%	194,017	32.6%
General and administrative expenses	40,991	6.1%	37,131	6.2%
Corporate depreciation and amortization of intangibles	9,753	1.5%	9,279	1.6%
Net facility impairment charges	631	0.1%	669	0.1%
Net gain (loss) on disposition of assets	142	0.0%	(685)	-0.1%
Total costs and expenses	645,687	96.8%	569,718	95.8%
Operating income	44,002	6.6%	41,536	7.0%
Other (expense) income:
Interest expense	(33,843)	-5.1%	(38,015)	-6.4%
Miscellaneous	(7)	0.0%	3	0.0%
Total other expense	(33,850)	-5.1%	(38,012)	-6.4%
Income before income taxes	10,152	1.5%	3,524	0.6%
Income tax (benefit) expense	2,628	0.4%	(360)	-0.1%
Income from continuing operations	7,524	1.1%	3,884	0.7%
(Loss) income from discontinued operations, net of taxes	(25,578)	-3.8%	3,886	0.7%
Net (loss) income	$(18,054)	-2.7%	$7,770	1.3%

Capital Expenditures - includes discontinued operations	$40,815		$33,281
Cash Rent Expense - includes discontinued operations	$40,467		$36,245

NPC International, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA(1)

(in thousands)

(Unaudited)

	14 Weeks Ending	13 Weeks Ending	53 Weeks Ending	52 Weeks Ending
	December 30, 2008	December 25, 2007	December 30, 2008	December 25, 2007

Net (loss) income	$(25,367)	$2,146	$(18,054)	$7,770
Adjustments:
Interest expense	8,908	9,466	33,843	38,015
Loss from sale of disposal units	44,599	—	44,599	—
Income tax (benefit) expense	(13,694)	(262)	(10,148)	1,379
Depreciation and amortization	11,102	10,261	41,678	42,555
Net facility impairment charges	322	231	631	669
Pre-opening expenses and other	266	448	1,503	1,403
Non-GAAP Adjusted EBITDA	$26,136	$22,290	$94,052	$91,791

(1) The Company defines Non-GAAP Adjusted EBITDA as consolidated net income plus interest, loss from discontinued operations, income taxes, depreciation and amortization, facility impairment charges and pre-opening expenses. Non-GAAP Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Non-GAAP Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles. Non-GAAP Adjusted EBITDA does not reflect cash outlays for capital expenditures or future contractual commitments; changes in, or cash requirements for, working capital; interest expense, or the cash requirements necessary to service interest or principal payments on indebtedness; or income tax expense or the cash necessary to pay income taxes. Because of these limitations, Non-GAAP Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in business growth or reduce indebtedness. Non-GAAP Adjusted EBITDA as defined above may not be similar to EBITDA measures of other companies. The Company has included Non-GAAP Adjusted EBITDA as a supplemental disclosure because management believes that Non-GAAP Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates. Management also uses Non-GAAP Adjusted EBITDA as one measure of operating performance, to assess compliance with financial ratios and covenants included in credit facilities and to evaluate potential acquisitions and dispositions. Set forth above is a reconciliation of net income to Non-GAAP Adjusted EBITDA.

7300 W 129th St.

Overland Park, KS 66213